We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the State Financial Services Corporation 1998 Stock Incentive Plan, as amended, of our report dated February 16, 2001 (except for Note 21, as to which the date is March 7, 2001), with respect to the consolidated financial statements of State Financial Services Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.



                                            /s/ Ernst & Young LLP




Chicago, Illinois
August 10, 2001